EXHIBIT 16.1

April 4, 2017

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re: MEC Incorporated

We have read the statements of MEC Incorporated pertaining to our firm included under Item 4.01 of Form 8-K dated April 4, 2017 and agree with such statements as they pertain to our firm.

/s/ Sadler, Gibb & Associates, LLC

SADLER, GIBB & ASSOCIATES, LLC
Salt Lake City, Utah
April 4, 2017